Exhibit 99.1

Aruba Networks Reports Fourth Quarter and Fiscal Year 2013 Financial Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--August 22, 2013--Aruba Networks, Inc. (NASDAQ: ARUN) today released financial results for its fourth quarter and fiscal year ended July 31, 2013.

Revenue for Q4’13 was $153.1 million, compared with $139.2 million reported in Q4’12. GAAP net loss in Q4’13 was $16.3 million, or $0.14 per share, compared with a GAAP net loss of $3.0 million, or $0.03 per share, in Q4’12.

Non-GAAP net income for Q4’13 was $15.1 million, or $0.12 per diluted share, compared with Q4’12 non-GAAP net income of $22.1 million, or $0.18 per diluted share. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

Fiscal year 2013 revenue was $600.0 million, an increase of 16 percent from $516.8 million reported in fiscal year 2012. GAAP net loss for fiscal year 2013 was $32.3 million, or $0.29 per share, compared with a net loss of $8.9 million, or $0.08 per share, in fiscal year 2012. Non-GAAP net income for fiscal year 2013 was $78.5 million, or $0.63 per diluted share, compared with non-GAAP net income of $77.5 million, or $0.64 per diluted share, in fiscal year 2012.

“We exceeded our fourth quarter revenue expectations and added a record number of new customers,” said Dominic Orr, Aruba’s president and chief executive officer. “This performance was driven by strong execution, improvements across most of our geographical theatres and increased demand in our core verticals globally. Looking forward, we are confident in our strong growth drivers including our 802.11ac products, ClearPass, public facing enterprise solutions and Aruba Instant.”

Michael Galvin, Aruba’s chief financial officer, added, “In fiscal 2013, we achieved a record $600 million in revenue while our gross margin remained strong. Throughout the fiscal year, we continued our strong working capital management, generated $153 million in cash flow from operations and ended the year with approximately $415 million in cash and short-term investments. We completed our initial stock repurchase program by purchasing $86 million of our common stock in fiscal 2013 and subsequently expanded our share repurchase program by another $100 million.”

Recent Highlights

  In the fourth quarter, the company purchased $55.7 million of its common stock. Additionally, Aruba’s Board of Directors authorized an increase of $100 million to its share repurchase program.
  Launched Aruba’s flagship 802.11ac solution, the first in the industry to deliver gigabit Wi-Fi combined with the device density and application intelligence required by today’s Wi-Fi networks. The Aruba 220 Series APs are purpose-built for the 802.11ac standard, resulting in time and cost savings for enterprises. Aruba’s patented ClientMatch technology resolves the issue of “sticky clients” and dynamically optimizes Wi-Fi client performance by putting the Wi-Fi infrastructure in control of client connection and roaming decisions.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2013 results today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Open to the public, interested parties may access the call by dialing +1-480-629-9664. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should dial 1-800-406-7325 and enter passcode 4629617. International parties may access the replay by dialing +1-303-590-3030 and entering the passcode 4629617.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements regarding our product strategy, market opportunity, market share and investments.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, among others: business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; changes in overall information technology spending; and those risks and uncertainties included under the captions “Risk Factors" and “Management’s Discussion and Analysis” in our Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission, or SEC, on October 11, 2012 and June 6, 2013, respectively, and available on the investor relations portion of our website at www.arubanetworks.com and on the SEC’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date of this release, and we do not assume any obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

The financial statements that follow should be read in conjunction with the notes set forth in our Annual Report on Form 10-K when filed with the SEC.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to Aruba’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based compensation expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition related expenses, non-recurring patent-infringement settlements, and the change in the valuation of the contingent rights liability, less the related tax effects. During the current period, Aruba has modified the non-GAAP reporting of tax effects related to the internal transfer of intellectual property (IP) in 2012 as part of its new corporate organization structure. Aruba management determined to exclude these tax effects in fiscal 2013 to align its non-GAAP reporting with the initial up-front buy-in for that IP. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based compensation expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based compensation expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, non-recurring patent-infringement settlements and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based compensation expenses and related payroll taxes, that are recurring. Stock-based compensation expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impact their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found in the news releases section of Aruba Networks’ website at www.arubanetworks.com.

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks enables IT organizations and users to securely address the Bring Your Own Device (BYOD) phenomenon, dramatically improving productivity and lowering capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, Africa and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook, and for the latest technical discussions on mobility and Aruba products visit Airheads Social at http://community.arubanetworks.com.

© 2013 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.

Aruba Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	July 31,	July 31,
	2013	2012
Assets

Current assets
Cash and cash equivalents	$144,919	$133,629
Short-term investments	269,882	212,601
Accounts receivable, net	93,191	80,190
Inventory, net	28,895	22,202
Deferred cost of revenue	12,657	11,241
Prepaids and other	20,090	18,996
Deferred income tax assets, current	28,801	34,584

Total current assets	598,435	513,443

Property and equipment, net	27,536	19,901
Goodwill	67,242	56,947
Intangible assets, net	26,937	27,036
Deferred income tax assets, non-current	19,788	20,664
Other non-current assets	6,530	10,905

Total non-current assets	148,033	135,453

Total assets	$746,468	$648,896

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$119,523	$74,879
Income taxes payable, current	694	2,032
Deferred revenue, current	109,765	80,602

Total current liabilities	229,982	157,513

Deferred revenue, non-current	31,578	22,375
Other non-current liabilities	8,990	2,118

Total non-current liabilities	40,568	24,493

Total liabilities	270,550	182,006

Stockholders' equity

Common stock	11	11
Additional paid-in capital	623,554	582,077
Accumulated other comprehensive loss	(1,540)	(1,405)
Accumulated deficit	(146,107)	(113,793)

Total stockholders' equity	475,918	466,890

Total liabilities and stockholders' equity	$746,468	$648,896

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)
(Unaudited)

	Three months ended		Years ended
	July 31		July 31
	2013	2012	2013	2012
Revenue
Product	$125,025	$117,101	$496,343	$434,733
Professional services and support	28,039	22,148	103,701	82,036

Total revenue	153,064	139,249	600,044	516,769

Cost of revenue
Product	38,505	33,912	149,113	130,446
Professional services and support	7,228	5,919	27,366	20,992

Total cost of revenue	45,733	39,831	176,479	151,438

Gross profit	107,331	99,418	423,565	365,331

Operating expenses
Research and development	38,112	29,671	139,746	109,448
Sales and marketing	62,289	53,064	230,805	198,373
General and administrative	13,275	11,254	51,030	46,775
Legal settlement	14,000	-	14,000	-

Total operating expenses	127,676	93,989	435,581	354,596

Operating income (loss)	(20,345)	5,429	(12,016)	10,735

Other income (loss), net
Interest income	263	318	1,138	1,194
Other income (loss), net	(487)	(1,252)	653	1,631

Total other income (loss), net	(224)	(934)	1,791	2,825

Income (loss) before income taxes	(20,569)	4,495	(10,225)	13,560

Provision for (benefit from) income taxes	(4,282)	7,525	22,089	22,411

Net loss	$(16,287)	$(3,030)	$(32,314)	$(8,851)

Shares used in computing net loss per common share, basic	114,202	111,419	113,284	108,774

Net loss per common share, basic	$(0.14)	$(0.03)	$(0.29)	$(0.08)

Shares used in computing net loss per common share, diluted	114,202	111,419	113,284	108,774

Net loss per common share, diluted	$(0.14)	$(0.03)	$(0.29)	$(0.08)

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Years ended
	July 31		July 31
	2013	2012	2013	2012

GAAP net loss	$(16,287)	$(3,030)	$(32,314)	$(8,851)

Plus:
a) Stock-based compensation expenses	25,231	21,939	96,226	83,912
b) Payroll taxes on stock-based compensation expenses	342	224	2,596	2,653
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	3,230	2,609	10,843	9,955
d) Legal settlement	14,000	-	14,000	-
e) Change in valuation of contingent rights liability	-	673	(1,665)	(2,319)
f) Non-GAAP income tax effects (*)	(11,448)	(333)	(11,172)	(7,816)

Non-GAAP net income	$15,068	$22,082	$78,514	$77,534

GAAP net loss per common share	$(0.14)	$(0.03)	$(0.29)	$(0.08)

Plus:
a) Stock-based compensation expenses	0.21	0.18	0.79	0.70
b) Payroll taxes on stock-based compensation expenses	-	-	0.02	0.02
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	0.03	0.02	0.10	0.08
d) Legal settlement	0.11	-	0.11	-
e) Change in valuation of contingent rights liability	-	0.01	(0.01)	(0.02)
f) Non-GAAP income tax effects (*)	(0.09)	-	(0.09)	(0.06)

Non-GAAP net income per common share	$0.12	$0.18	$0.63	$0.64

Shares used in computing diluted GAAP net loss per common share	114,202	111,419	113,284	108,774

Shares used in computing diluted non-GAAP net income per common share	122,880	120,370	124,102	120,762

(*) For the three and twelve months ended July 31, 2013, we modified the non-GAAP reporting tax effects related to the internal transfer of certain intellectual property (IP) in 2012 as part of our new corporate organization structure in order to align our non-GAAP reporting with the initial up-front buy-in for that IP. As a result, non-GAAP net income and EPS increased by $4,256 and  $0.03 in each period, all of which occurred in the fourth quarter of fiscal 2013.  The benefit, had we modified our tax calculation in fiscal 2012, would have been an additional $1,019 and $3,667 to non-GAAP net income and $0.01 and $0.03 to EPS, respectively for the three and twelve months ended July 31, 2012.

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
As a Percentage of Total Revenue
(Unaudited)

	Three months ended		Years ended
	July 31		July 31
	2013	2012	2013	2012
Revenue
Product	81.7%	84.1%	82.7%	84.1%
Professional services and support	18.3%	15.9%	17.3%	15.9%

Total revenue	100.0%	100.0%	100.0%	100.0%

Cost of revenue
Product	25.2%	24.4%	24.9%	25.2%
Professional services and support	4.7%	4.2%	4.5%	4.1%

Total cost of revenue	29.9%	28.6%	29.4%	29.3%

Gross profit	70.1%	71.4%	70.6%	70.7%

Operating expenses
Research and development	24.9%	21.3%	23.3%	21.2%
Sales and marketing	40.7%	38.1%	38.5%	38.4%
General and administrative	8.7%	8.1%	8.5%	9.0%
Legal settlement	9.1%	-	2.3%	-

Total operating expenses	83.4%	67.5%	72.6%	68.6%

Operating income (loss)	(13.3%)	3.9%	(2.0%)	2.1%

Other income (loss), net
Interest income	0.2%	0.2%	0.2%	0.2%
Other income (loss), net	(0.3%)	(0.9%)	0.1%	0.3%

Total other income (loss), net	(0.1%)	(0.7%)	0.3%	0.5%

Income (loss) before income taxes	(13.4%)	3.2%	(1.7%)	2.6%

Provision for (benefit from) income taxes	(2.8%)	5.4%	3.7%	4.3%

Net loss	(10.6%)	(2.2%)	(5.4%)	(1.7%)

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Aruba Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years Ended
	July 31,
	2013	2012
Cash flows from operating activities
Net loss	$(32,314)	$(8,851)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,701	19,123
Provision for doubtful accounts	797	125
Write downs for excess and obsolete inventory	5,597	4,113
Stock-based compensation expenses	96,226	83,912
Accretion of purchase discounts on short-term investments	1,413	1,142
Loss on disposal of fixed assets	269	544
Change in carrying value of contingent rights liability	(1,665)	(2,319)
Deferred income taxes	38	15,369
Recovery of escrow funds	-	(702)
Excess tax benefit associated with stock-based compensation	(10,305)	(21,572)
Changes in operating assets and liabilities:
Accounts receivable	(13,524)	(11,374)
Inventory	(15,970)	1,615
Prepaids and other	(356)	(14,594)
Deferred cost of revenue	(1,417)	(4,658)
Other assets	6,119	(8,131)
Deferred revenue	38,282	34,522
Accounts payable and other liabilities	43,856	4,456
Income taxes payable	12,067	20,141

Net cash provided by operating activities	152,814	112,861

Cash flows from investing activities
Purchases of short-term investments	(287,183)	(189,218)
Proceeds from sales of short-term investments	75,806	55,790
Proceeds from maturities of short-term investments	151,718	72,650
Purchases of property and equipment	(20,655)	(13,044)
Investments in privately-held companies	(1,750)	-
Cash paid in purchase acquisitions, net of cash acquired	(16,767)	(22,505)

Net cash used in investing activities	(98,831)	(96,327)

Cash flows from financing activities
Proceeds from issuance of common stock	33,194	34,779
Repurchases of common stock under stock repurchase program	(86,211)	(19,884)
Excess tax benefit associated with stock-based compensation	10,305	21,572

Net cash provided (used) by financing activities	(42,712)	36,467

Effect of exchange rate changes on cash and cash equivalents	19	(145)

Net increase in cash and cash equivalents	11,290	52,856

Cash and cash equivalents, beginning of period	133,629	80,773

Cash and cash equivalents, end of period	$144,919	$133,629

Supplemental disclosure of cash flow information
Income taxes paid	$3,344	$5,587

Supplemental disclosure of non-cash investing and financing activities
Common stock issued in purchase acquisitions	$-	$12,000

CONTACT:
Aruba Networks, Inc.
Tonya Chin, +1-408-598-4924
Sr. Director, IR
tchin@arubanetworks.com
or
The Blueshirt Group
Chris Danne or Maria Riley, +1-415-217-7722
Investor Relations
ir@arubanetworks.com